Exhibit 23.1

CRI	CARR RIGGS & INGRAM	Carr, Riggs & Ingram, LLC 7550 Halcyon Summit Drive Montgomery, Alabama 36117
CPAs and Advisors
(334) 271-6678 (334) 271-6697 (fax) www.cricpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-188268 on Form S-8 of Charter Financial Corporation of our report dated July 1, 2013, relating to the financial statements and supplemental schedule of the Charter Bank 401(k) Plan as of and for the year ended December 31 , 2012, which appear in this Form 11-K.

/s/ Carr, Riggs & Ingram, LLC

Montgomery, Alabama
July 1, 2013